UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2012

IKONICS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-25727	41-0730027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4832 Grand Avenue Duluth, Minnesota		55807
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (218) 628-2217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 26, 2012, IKONICS Corporation (the “Company”) held its 2012 Annual Meeting of Shareholders. At the 2012 Annual Meeting, each of the individuals identified below was elected to serve as a director of the Company until the next annual meeting of shareholders or until his or her successor is duly elected and qualified. The number of votes cast for and withheld from each nominee and the number of broker non-votes with respect to each nominee were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Charles H. Andresen	850,361	281,4000	812,706
Lockwood Carlson	850,361	281,4000	812,706
Rondi C. Erickson	850,361	281,4000	812,706
Ernest M. Harper, Jr.	850,361	281,4000	812,706
David O. Harris	850,361	281,4000	812,706
Darrell B. Lee	850,361	281,4000	812,706
H. Leigh Severance	850,361	281,4000	812,706
Gerald W. Simonson	850,361	281,4000	812,706
William C. Ulland	850,361	281,4000	812,706

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IKONICS CORPORATION

Date: May 2, 2012	/s/ Jon Gerlach
Jon Gerlach
Chief Financial Officer and Vice President of Finance